SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2013

J & J SNACK FOODS CORP.

(Exact name of registrant as specified in its charter)

New Jersey	0-14616	22-1935537
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Organization)	File Number)	Identification No.)

6000 Central Highway, Pennsauken, NJ 08109

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (856) 665-9533

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( )     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( )     Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

( )     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1)

Vincent A. Melchiorre was elected as a director on August 12, 2013 with his initial term of office to expire at the next Annual Meeting of Shareholders. Mr. Melchiorre is Senior Vice President of Bimbo Bakeries USA since October 2010.  From June 2007 to September 2010, Mr. Melchiorre was employed by J & J Snack Foods Corp. as Senior Vice President-Food Group.  From May 2006 to June 2007 he was Senior Vice President, Bread and Roll business, George Weston Foods; from January 2003 to April 2006 he was Senior Vice President, Sales and Marketing at Tasty Baking Company and from June 1982 to December 2002 he was employed by Campbell Soup Company in various capacities, most recently as Vice President of Marketing of Pepperidge Farm.

(2)	None
(3)	Mr. Melchiorre will serve as Chairman of the Nominating Committee of the Board of Directors.
(4)	There are no transactions to report under Item 404(a) of Regulation S-K (17 CFR 229.404(a)).
(5)	None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J & J SNACK FOODS CORP.

By:	/s/ Gerald B. Shreiber
Gerald B. Shreiber President

By:	/s/ Dennis G. Moore
Dennis G. Moore Chief Financial Officer

Date: August 13, 2013

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